Exhibit 3.1

STATE OF NEVADA
FRANCISCO V. AGUILAR Secretary of State		Commercial Recordings Division 401 N. Carson Street
Carson City, NV 89701 Telephone (775) 684-5708 Fax (775) 684-7138
DEPUTY BAKKEDAHL Deputy Secretary for Commercial Recordings	OFFICE OF THE SECRETARY OF STATE	North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486-2880 Fax (702) 486-2888

Business Entity - Filing Acknowledgement

04/15/2024
Work Order Item Number:	W2024041500391-3613644
Filing Number:	20243990658
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	4/15/2024 8:55:00 AM
Filing Page(s):	1

Indexed Entity Information:
Entity ID: E32494422023-9	Entity Name: Beneficient
Entity Status: Active	Expiration Date: None

Commercial Registered Agent

CAPITOL CORPORATE SERVICES, INC.

716 N. Carson St. #B, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FRANCISCO V. AGUILAR
Secretary of State

Commercial Recording Division

401 N. Carson Street

	Filed in the Office of	Business Number E32494422023-9
Filing Number
20243990658
FRANCISCO V. AGUILAR	Secretary of State	Filed On
Secretary of State	State Of Nevada	4/15/2024 8:55:00 AM
401 North Carson Street		Number of Pages
Carson City, Nevada 89701-4201		1
(775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:		Name of entity as on file with the Nevada Secretary of State:

Beneficient

	Entity or Nevada Business Identification Number (NVID):	E32494422023-9

2. Current Authorized Shares:		The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
Common shares authorized: 1,520,000,000, par value $0.001 per share (includes 1,500,000,000 shares of Class A common stock, par value $0 .001 per share and 20,000,000 shares of Class B common stock, par value $0.001 per share); Preferred shares authorized : 250,000,000, par value $0.001 per share

3. Authorized Shares After Change:		The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
Common shares authorized : 19,000,000, par value $0.001 per share (includes 18,750,000 shares of Class A common stock, par value $0.001 per share and 250,000 shares of Class B common stock, par value $0.001 per share); Preferred shares authorized: 250,000,000, par value $0.001 per share

4. Issuance:		The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of common stock, par value $0.001, will be issued in exchange for eighty (80) shares of common stock, par value $0.001

6. Provisions:

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional shares resulting from the 80:1 reverse stock split will be rounded up to the nearest whole share.

6. Provisions:		The required approval of the stockholders has been obtained.

7. Effective date and time: (Optional)	Date:	04/18/2024	Time:	12:01 a.m. ET
(must not be later than 90 days after the certificate is filed)

8. Signature:	David B. Rost	General Counsel	04/15/2024
(Required)	Signature of Officer	Title	Date

This form must be accompanied by appropriate fees.	Page 1 of 1
If necessary, additional pages may be attached to this form.	Revised: 8/1/2023